Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Luna Innovations Incorporated on Form S-8 of our report dated June 30, 2014, relating to the consolidated financial statements of Advanced Photonix, Inc., which appears in the joint proxy statement/prospectus that forms a part of the Registration Statement on Form S-4 of Luna Innovations Incorporated (File No. 333-201956), which is incorporated by reference into this Form S-8.

/s/ BDO USA, LLP

Troy, Michigan

May 22, 2015